UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2019

GTY TECHNOLOGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-37931	83-2860149
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 945-2898

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On February 19, 2019 (the “Closing Date”), GTY Technology Holdings Inc. (f/k/a GTY Govtech, Inc.), a Massachusetts corporation (the “Company”), consummated its previously announced Business Combination (as defined herein), pursuant to which the Company acquired each of Bonfire Interactive Ltd. (“Bonfire”), CityBase, Inc. (“CityBase”), eCivis Inc. (“eCivis”), Open Counter Enterprises Inc. (“Open Counter”), Questica Inc. and Questica USCDN Inc. (together, “Questica”), and Sherpa Government Solutions LLC (“Sherpa”). In connection with the closing of the Business Combination (the “Closing”), pursuant to the Agreement and Plan of Merger (the “GTY Agreement”) between the Company, GTY Technology Holdings Inc., a Cayman Islands exempted company and former parent of the Company (“GTY Cayman”), and GTY Technology Merger Sub, Inc., a wholly-owned subsidiary of the Company (“GTY Merger Sub”), GTY Merger Sub merged with and into GTY Cayman, with GTY Cayman surviving the merger as a direct, wholly-owned subsidiary of the Company, and in connection therewith the Company changed its name from GTY Govtech, Inc. to GTY Technology Holdings Inc. (the “GTY Merger”).

Immediately after the Closing, the Company had 48,511,028 shares of common stock outstanding and 27,093,316 warrants outstanding.

Item 1.01 Entry into a Material Definitive Agreement.

Assignment and Assumption Agreement

In connection with the Closing, the Company entered into an assignment and assumption agreement (the “Warrant Assignment Agreement”) with GTY Cayman and Continental Stock Transfer & Trust Company, pursuant to which GTY Cayman assigned to the Company all of its rights, interest and obligations under the warrant agreement governing GTY Cayman’s warrants. Upon the Closing, all of the outstanding warrants to purchase Class A Ordinary Shares (as defined herein) of GTY Cayman are exercisable for an equal number of shares of common stock of the Company, par value $0.0001 per share (“Company common stock”), on the existing terms and conditions of such warrants.

The foregoing description of the Warrant Assignment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Warrant Assignment Agreement, a copy of which is attached hereto as Exhibit 4.4 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. On February 15, 2019, the Business Combination was approved by the shareholders of GTY Cayman at the extraordinary general meeting of shareholders (the “Extraordinary General Meeting”). In connection with the Business Combination, 11,073,040 Class A Ordinary Shares of GTY Cayman were redeemed at a per share price of approximately $10.29. Upon the Closing on February 19, 2019, the Company consummated the transactions contemplated by the GTY Agreement and the following agreements:

(i) the Arrangement Agreement (as amended, the “Bonfire Agreement”) with Bonfire, 1176370 B.C. Unlimited Liability Company (“Callco”), 1176363 B.C. Ltd. (“Exchangeco”) and the Bonfire Holders’ Representative named therein which, among other things, provided for the acquisition by Callco and Exchangeco of the issued and outstanding shares of Bonfire, such that Bonfire became an indirect, wholly-owned subsidiary of the Company (the “Bonfire Transaction”);

(ii) the Agreement and Plan of Merger (as amended, the “CityBase Agreement”) with CityBase, the Company, GTY CB Merger Sub, Inc. (“CityBase Merger Sub”) and Shareholder Representative Services LLC which, among other things, provided for the merger of CityBase Merger Sub with and into CityBase, with CityBase surviving the merger as a direct, wholly-owned subsidiary of the Company (the “CityBase Transaction”);

(iii) the Amended and Restated Agreement and Plan of Merger (as amended, the “eCivis Agreement”) with eCivis, GTY EC Merger Sub, Inc. (“eCivis Merger Sub”) and the eCivis Holders’ Representative named therein, which, among other things, provided for the merger of eCivis Merger Sub with and into eCivis, with eCivis surviving the merger as a direct, wholly-owned subsidiary of the Company (the “eCivis Transaction”);

(iv) the Amended and Restated Agreement and Plan of Merger (as amended, the “Open Counter Agreement”) with Open Counter, GTY OC Merger Sub, Inc. (“Open Counter Merger Sub”) and Shareholder Representative Services LLC, which, among other things, provided for the merger Open Counter Merger Sub with and into Open Counter, with Open Counter surviving the merger as a direct, wholly-owned subsidiary of the Company (the “Open Counter Transaction”);

(v) the Share Purchase Agreement (as amended, the “Questica Agreement”) with Questica, Questica Exchangeco and each of the Questica Holders named therein, which, among other things, provided for the acquisition by 1176368 B.C. Ltd. (“Questica Exchangeco”), an indirect, wholly-owned subsidiary of GTY Cayman, of all of the issued and outstanding shares of Questica, such that Questica became an indirect, wholly-owned subsidiary of the Company (the “Questica Transaction”);

(vi) the Unit Purchase Agreement (as amended, the “Sherpa Agreement”) with Sherpa, the holders of the issued and outstanding shares of capital stock of Sherpa (“Sherpa Units”) named therein (the “Sherpa Holders”) and the Sherpa Holders’ Representative named therein, which, among other things, provided for the sale by the Sherpa Holders to GTY Cayman of all of the Sherpa Units owned by the Sherpa Holders such that Sherpa became a direct, wholly-owned subsidiary of the Company (the “Sherpa Transaction”); and

(vii) the agreements with certain eCivis shareholders, dated as of February 13, 2019 (the “eCivis Letter Agreements”), the agreements with certain Open Counter shareholders, dated as of February 12, 2019 (the “Open Counter Letter Agreements”), the agreement with a Questica shareholder, dated February 12, 2019 (the “Questica Letter Agreements”) and the agreement with a Sherpa Shareholder, dated February 12, 2019 (the “Sherpa Letter Agreement,” and together with the eCivis Letter Agreements, the Open Counter Letter Agreements and the Questica Letter Agreement, the “Letter Agreements”).

Bonfire, CityBase, eCivis, Open Counter, Questica and Sherpa are collectively referred to herein as the “Targets.” The GTY Agreement, the Bonfire Agreement, the CityBase Agreement, the eCivis Agreement, the Open Counter Agreement, the Questica Agreement, the Sherpa Agreement and the Letter Agreements, are collectively referred to herein as the “Transaction Documents.” The transactions contemplated by the Transaction Documents are collectively referred to herein as the “Business Combination.”

Under the Bonfire Agreement, at Closing, the Company acquired Bonfire for aggregate consideration of approximately $47.3 million in cash and 2,156,014 shares of Company common stock (valued at $10.00 per share) and 2,161,741 shares of Bonfire Exchangeco, each of which is exchangeable for shares of Company common stock on a one-for-one basis at any time of the holder’s choosing. Of the shares issued to Bonfire Holders, 2,008,283 shares of Company common stock and 2,093,612 exchangeable shares in the capital stock of Bonfire Exchangeco are subject to transfer restrictions for one year, which such transfer restrictions may be lifted earlier if, subsequent to the Closing, (i) the last sale price of the Company common stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Closing, or (ii) the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their shares of Company common stock for cash, securities or other property. In addition, approximately $3.1 million in cash and 690,000 shares of Company common stock were deposited into escrow for a period of up to one year to cover certain indemnification obligations of the Bonfire Holders.

Additionally, in accordance with the Bonfire Agreement, 1,218,937 unvested options to purchase shares of Bonfire common stock were converted into 408,667 options to purchase shares of Company common stock.

Under the CityBase Agreement, at Closing, the Company acquired CityBase for aggregate consideration of approximately $63.0 million in cash and 3,034,546 shares of Company common stock (valued at $10.00 per share). Each CityBase Holder may elect to have their shares subject to transfer restrictions for up to one year or to have their shares subject to redemption at the Company’s option for a promissory note in an amount equal to $10.00 per share redeemed, which note would bear interest at a rate of 8% per annum in the first year after issuance and 10.0% per annum thereafter (subject to an increase of 1% for each additional 6 months that has elapsed without full payment of such note(s)) (which option must be exercised within 90 days after the Closing). Prior to the consummation of the Business Combination, the CityBase Holders agreed to purchase 380,937 Class A Ordinary Shares of GTY Cayman with the proceeds they would have otherwise received from the closing of the CityBase Transaction, which resulted in an approximate $3.8 million reduction to the amount of cash payable to the CityBase Holders. In addition, approximately $2.1 million in cash and 1,000,000 shares of Company common stock were deposited into escrow for a period of up to one year to cover certain indemnification obligations of the CityBase Holders.

Under the eCivis Agreement and the eCivis Letter Agreement, at Closing, the Company acquired eCivis for aggregate consideration of approximately $14.7 million in cash and 2,833,433 shares of Company common stock (valued at $10.00 per share) (including 703,631 shares of Company common stock which are redeemable for cash at any time in the sole discretion of the Company for a price of $10.00 per share). The shares not subject to a redemption right are subject to transfer restrictions for one year, which such transfer restrictions may be lifted earlier if, subsequent to the Closing, (i) the last sale price of the Company common stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Closing, or (ii) the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their shares of Company common stock for cash, securities or other property. In addition, approximately $3.6 million in cash and 242,200 shares of Company common stock were deposited into escrow for a period of up to one year to cover certain indemnification obligations of the eCivis Holders.

Under the Open Counter Agreement and the Open Counter Letter Agreement, at Closing, the Company acquired Open Counter for aggregate consideration of approximately $9.4 million in cash and 1,580,990 shares of Company common stock (valued at $10.00 per share) that were issued to the holders of Open Counter capital stock (the “Open Counter Holders”) (including 100,000 shares of Company common stock which are redeemable for a promissory note at the sole discretion of the Company within seven days of the Closing, which such promissory note would bear interest at a rate of 8% per annum in the first year after issuance and 10.0% per annum thereafter (subject to an increase of 1% for each additional 6 months that has elapsed without full payment of such note(s))). The shares not subject to a redemption right are subject to transfer restrictions for one year, which such transfer restrictions may be lifted earlier if, subsequent to the Closing, (i) the last sale price of the Company common stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Closing, or (ii) the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their shares of Company common stock for cash, securities or other property. In addition, approximately $1.3 million in cash and 164,554 shares of Company common stock were deposited into escrow for a period of one year to cover certain indemnification obligations of the Open Counter Holders.

Under the Questica Agreement and the Questica Letter Agreement, at Closing, the Company indirectly acquired Questica for aggregate consideration of approximately $44.4 million in cash and an aggregate of 2,600,000 Class A exchangeable shares in the capital stock of Questica Exchangeco and 1,000,000 Class B exchangeable shares in the capital stock of Questica Exchangeco, each of which is exchangeable into shares of Company common stock, that were issued to the holders of Questica capital stock (the “Questica Holders”). In accordance with the Questica Shareholder Agreement, dated as of February 12, 2019, by and among the Company and certain Questica Holders (the “Questica Shareholder Agreement”), 500,000 Class C exchangeable shares in the capital stock of Questica Exchangeco may be redeemable at the sole discretion of the Company at any time for $5.0 million plus all accrued and unpaid dividends, and may be exchanged for shares of Company common stock beginning on the sixty-first day following the Closing for a number of shares of Company common stock equal to $5.0 million plus accrued and unpaid dividends divided by the lesser of (i) $10.00 or (ii) the 5-day volume weighted average price (“VWAP”) at the time of exchange. For so long as the Class C exchangeable shares remain outstanding, they accumulate a dividend of 5.0% per annum for the first sixty days following the Closing and 10.0% per annum thereafter. The Class A exchangeable shares in the capital stock of Questica Exchangeco are subject to transfer restrictions for one year, which such transfer restrictions may be lifted earlier if, subsequent to the Closing, (i) the last sale price of the Company common stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Closing, or (ii) the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their shares of Company common stock for cash, securities or other property. In addition, approximately $0.1 million in cash and 800,000 exchangeable shares were deposited into escrow for a period of one year to cover certain indemnification obligations of the Questica Holders.

Under the Sherpa Agreement and the Sherpa Letter Agreement, at Closing, the Company indirectly acquired Sherpa for aggregate consideration of approximately $7.3 million in cash and 100,000 shares of Company common stock (valued at $10.00 per share) all of which are redeemable for a promissory note bearing interest equal to 5.5% per annum in the first year subsequent to issuance and 8.0% per annum thereafter at the sole discretion of the Company within seven days of the Closing. In addition, approximately $0.9 million in cash was deposited into escrow for a period of one year to cover certain indemnification obligations of the Questica Holders. Immediately following the Closing, the Company granted an award of 250,000 restricted stock units under its incentive plan to Dave Farrell, the chief executive officer of Sherpa.

Immediately prior to the Closing, pursuant to those certain subscription agreements (the “Subscription Agreements”), dated as of various dates from January 9, 2019 through February 12, 2019, by and among the Company and certain institutional and accredited investors party thereto (the “Subscribed Investors”), GTY Cayman issued to the Subscribed Investors an aggregate of 12,853,633 Class A Ordinary Shares of GTY Cayman for $10.00 per share, for an aggregate cash purchase price of approximately $126.3 million, including three such Subscription Agreements with certain CityBase Holders (including Michael Duffy, the chief executive officer of CityBase) for an aggregate of 380,937 Class A Ordinary Shares of GTY Cayman at a price of $10.00 per share, for an aggregate cash purchase price of approximately $3.8 million. The Class A Ordinary Shares of GTY Cayman issued to the Subscribed Investors were cancelled and exchanged on a one-for-one basis for shares of Company common stock at the Closing.

In connection with the Subscription Agreements, immediately prior to the Closing, GTY Investors, LLC (the “Sponsor”) surrendered to the Company for cancellation at no cost to the Company 231,179 Class B ordinary shares of GTY Cayman (“Class B Ordinary Shares”) and sold 500,000 private placement warrants held by it to an accredited investor in a private placement for an aggregate of $250,000 or $0.50 per warrant (which was $1.00 per warrant less than the price originally paid for such warrants).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company makes and incorporates by reference forward-looking statements in this Current Report on Form 8-K. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for the Company’s business. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;
•	the future financial performance of the post-combination company following the Business Combination;
•	expansion plans and opportunities; and
•

other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and the Company’s management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the inability to maintain the listing of the Company common stock and warrants on the Nasdaq Stock Market (“Nasdaq”) following the Business Combination;
•	the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;
•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;
•	changes in applicable laws or regulations;
•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors;
•

the outcome of the New York and California lawsuits among the GTY Cayman, OpenGov, Inc. and the other parties thereto, as well as any other legal proceedings that may be instituted against the combined company in connection with the Business Combination; and

•	other risks and uncertainties indicated or incorporated by reference in this Current Report on Form 8-K, including those set forth in the “Risk Factors” section in the proxy statement/prospectus included in the Company’s registration statement on Form S-4 (File No. 333-229189), as amended and supplemented, originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 31, 2019 (as amended and supplemented, the “proxy statement/prospectus”), which is incorporated herein by reference.

Business

The business of GTY Cayman prior to the Business Combination is described in the proxy statement/prospectus in the section entitled “Other Information Related to GTY,” which is incorporated herein by reference. The business of each of the Targets prior to the Business Combination is described in in the proxy statement/prospectus in the sections entitled “Information About Bonfire,” “Information About CityBase,” “Information About eCivis,” “Information About Open Counter,” “Information About Questica” and “Information About Sherpa,” respectively, each of which is incorporated herein by reference.

Risk Factors

The risk factors related to the Company’s business and operations and the Business Combination are set forth in the proxy statement/prospectus in the section entitled “Risk Factors,” which is incorporated herein by reference.

Properties

The properties of the Company and each of the Targets are described in the proxy statement/prospectus in the sections entitled “Other Information Related to GTY,” “Information About Bonfire,” “Information About CityBase,” “Information About eCivis,” “Information About Open Counter,” “Information About Questica” and “Information About Sherpa,” respectively, each of which is incorporated herein by reference.

Unaudited Pro Forma Combined Financial Information

The unaudited pro forma condensed combined financial information is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Operations

GTY Cayman’s management’s discussion and analysis of financial condition and results of operations is set forth in the proxy/statement prospectus in the section entitled “GTY’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference. The management’s discussion and analysis of financial condition and results of operations of each Target is set forth in the proxy/statement prospectus in the sections entitled “Bonfire’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “CityBase’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “eCivis’ Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Open Counter’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Questica’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Sherpa’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” respectively, each of which is incorporated herein by reference.

Quantitative and Qualitative Disclosure about Market Risk

Quantitative and qualitative disclosure about market risk with respect to GTY Cayman and each of the Targets is set forth in the proxy/statement prospectus in the sections entitled “GTY’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Qualitative and Quantitative Disclosures about Market Risk,” “Bonfire’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Qualitative and Quantitative Disclosures about Market Risk,” “CityBase’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Qualitative and Quantitative Disclosures about Market Risk,” “eCivis’ Management’s Discussion and Analysis of Financial Condition and Results of Operations—Qualitative and Quantitative Disclosures about Market Risk,” “Open Counter’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Qualitative and Quantitative Disclosures about Market Risk,” “Questica’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Qualitative and Quantitative Disclosures about Market Risk” and “Sherpa’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Qualitative and Quantitative Disclosures about Market Risk,” respectively, each of which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of Company common stock as of February 19, 2019 by:

•	each person known to the Company to be the beneficial owner of more than 5% of outstanding Company common stock;
•	each of the Company’s executive officers and directors; and
•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Company stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of Company common stock is based on 48,511,028 shares of Company common stock issued and outstanding as of February 19, 2019.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Company common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of shares(2)%
Directors, Executive Officers and Founders
GTY Investors, LLC(3)	13,448,821	27.72%
William D. Green(3)	13,448,821	27.72%
Joseph M. Tucci(3)	13,448,821	27.72%
Harry L. You(3)	13,448,821	27.72%
Randolph Cowen	30,000	*
Paul Dacier	30,000	*
Stephen Rohleder(3)	30,000	*
Charles Wert	30,000	*
All Directors and Executive Officers as a Group (Seven Individuals)	13,478,821	27.79%

Name and Address of Beneficial Owner(1)	Number of shares(2)%
Five Percent Holders:
Andreas Bechtolsheim (4)	4,851,102	9.99%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the shareholders listed is 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144.
(2)	Interests shown consist solely of founder shares, initially classified as Class B Ordinary Shares of GTY Cayman. On the effective date of the GTY Merger, each Class B Ordinary Share automatically converted by operation of law into one Class A Ordinary Share in connection with the Business Combination, immediately following which, all such shares were canceled and automatically converted on a one-for-one basis into Company common stock in accordance with the terms of the Charter (as defined below).
(3)	William D. Green, Joseph M. Tucci and Harry L. You, the co-founders of GTY Cayman, are members and the managers of GTY Investors, LLC, the Sponsor, and share voting and dispositive power over the founder shares held by the Sponsor. Stephen Rohleder is also a member of the Sponsor. Pursuant to the terms and conditions of the Sponsor’s limited liability company agreement, Mr. Rohleder may be entitled to a distribution of up to 1,200,000 Class B Ordinary Shares from the Sponsor based on his investment in the Sponsor and the share price of GTY Cayman’s Class A Ordinary Shares at the time of distribution.
(4)	Excludes 148,898 shares of Company common stock held in escrow, registered in the name of the escrow agent, pursuant to an agreement between Mr. Bechtolsheim and the Company, pursuant to which Mr. Bechtolsheim expressly disclaimed and relinquished any right to exercise voting power or investment power with respect to any shares of Company common stock owned by him to the extent (but only to the extent) that ownership of such shares would cause him to beneficially own in excess of 9.9% of the Company's voting common stock. Mr. Bechtolsheim does not have voting power or investment power with respect to such excluded shares. The included and excluded shares were initially issued to Mr. Bechtolsheim as Class A Ordinary Shares of GTY Cayman pursuant to a Subscription Agreement, which such shares were cancelled and exchanged on a one-for-one basis for shares of Company common stock at the Closing. The address for Mr. Bechtolsheim is 5453 Great America Parkway, Santa Clara, CA 94025.

Directors and Executive Officers

Biographical information with respect to the Company’s directors and executive officers immediately after the Closing is set forth in the proxy statement/prospectus in the section entitled “Management of New GTY Following the Business Combination – Management and Board of Directors,” which is incorporated herein by reference.

Director Independence

Information with respect to the independence of the Company’s directors immediately after the Closing is set forth in the proxy statement/prospectus in the section entitled “Management of New GTY Following the Business Combination – Director Independence,” which is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the composition of the committees of the board of directors of the Company immediately after the Closing is set forth in the proxy statement/prospectus in the section entitled “Management of New GTY Following the Business Combination – Committees of the Board of Directors,” which is incorporated herein by reference.

Executive Compensation

A description of the compensation of the executive officers and directors of GTY Cayman and each of the Targets before the consummation of the Business Combination is set forth in the proxy statement/prospectus in the section entitled “Executive Compensation,” which is incorporated herein by reference.

A description of the Company’s executive compensation following the Closing is set forth in the proxy statement/prospectus in the section entitled “Management of New GTY Following the Business Combination – Post-Combination Company Executive Compensation,” which is incorporated herein by reference.

At the Extraordinary General Meeting, the stockholders of the Company approved the GTY Technology Holdings Inc. 2019 Omnibus Incentive Plan (the “Incentive Plan”). The description of the Incentive Plan is set forth in the proxy statement/prospectus section entitled “The Incentive Plan Proposal” is incorporated herein by reference. A copy of the full text of the Incentive Plan is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference. Following the consummation of the Business Combination, the Company expects that the Board or the Compensation Committee will make grants of awards under the Incentive Plan to eligible participants.

Certain Relationships and Related Transactions

The description of certain relationships and related transactions is included in the proxy statement/prospectus in the section entitled “Certain Relationships and Related Party Transactions,” which is incorporated herein by reference.

The information regarding the Subscription Agreements set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Legal Proceedings

The description of legal proceedings for GTY Cayman and the Targets is included in the proxy statement/prospectus in the sections entitled “Other Information Related to GTY – Legal Proceedings,” “Information About Bonfire—Legal Proceedings,” “Information About CityBase—Legal Proceedings,” “Information About eCivis—Legal Proceedings,” “Information About Open Counter—Legal Proceedings,” “Information About Questica—Legal Proceedings,” and “Information About Sherpa—Legal Proceedings,” respectively, which are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The Company’s common stock and warrants are listed on Nasdaq under the symbols “GTYH” and “GTYHW,” respectively. In connection with the Closing, GTY Cayman’s units, Class A Ordinary Shares and warrants were delisted from Nasdaq. As of the Closing Date, there were 42 holders of record of Company common stock.

Recent Sales of Unregistered Securities

The disclosure set forth above in this Item 2.01 with respect to the issuance of the Company common stock in the Business Combination pursuant to the Transaction Documents and Subscription Agreements is incorporated herein by reference.

The Company common stock issued in the Business Combination pursuant to the Transaction Documents was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. 6,073,181 shares of Company common stock issued pursuant to the Subscription Agreements were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Description of Securities

The following description of the Company’s capital stock is a summary and is not complete. We urge you to read in their entirety the Company’s Charter, which is filed as an exhibit to Current Report on Form 8-K.

Authorized and Outstanding Stock

The Charter authorizes the issuance of 425,000,000 shares of capital stock, consisting of (x) 400,000,000 shares of common stock, $0.0001 par value per share, and (y) 25,000,000 shares of preferred stock, par value $0.0001 per share. Immediately following the Closing, there were 48,511,028 shares of the Company’s common stock issued and outstanding, held of record by 42 holders, no shares of preferred stock outstanding, and 27,093,316 warrants outstanding held of record by 4 holders. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any amendment or restatement of the Charter establishing for any series of preferred stock, the holders of the Company’s common stock possess all voting power for the election of directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the Company’s stockholders. Each share of common stock is entitled to one vote on matters to be voted on by stockholders.

Dividends

Holders of the Company’s common stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by Company’s board of directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, the holders Company’s common stock will be entitled to receive an equal amount per share of all of Company’s assets of whatever kind available for distribution to stockholders, after Company has satisfied or made provision for the satisfaction of its debts and obligations and shall have paid or made provision for satisfaction of the rights of the holders of the preferred stock, if any.

Preemptive or Other Rights

There are no preemptive or other subscription rights and no sinking fund or redemption provisions applicable to holders of Company’s common stock.

Election of Directors

The Charter does not provide for cumulative voting with respect to the election of directors. The board of directors of the Company is divided into three classes with staggered three-year terms. Only one class of directors will be subject to election at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. The Company’s bylaws contemplate, among other things, that (i) at a meeting of shareholders in which the number of nominees for election to the board of directors is equal to or less than the number of directors to be elected, a nominee for director shall be elected to the board of directors only if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election, with “abstentions,” “broker non-votes” and “withheld votes” not counted as a vote “for” or “against” such nominee’s election and (ii) at a meeting of shareholders in which the number of nominees for election to the board of directors exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast at such meeting.

Preferred Stock

The Charter provides that shares of preferred stock may be issued from time to time in one or more series. The board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors will be able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. The Company had no preferred stock outstanding at the date hereof. Although the Company does not currently intend to issue any shares of preferred stock, it cannot assure you that it will not do so in the future.

Warrants

Public Warrants

Immediately following the Closing, the Company had 18,400,000 public warrants outstanding. Each public warrant will entitle the registered holder to purchase one share of the Company’s common stock at a price of $11.50 per whole share, subject to adjustment as discussed below, at any time commencing on March 21, 2019. A warrant holder may exercise its warrants only for a whole number of shares. The warrants will expire on February 19, 2024, which is five years after the date of the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to its satisfying its obligations described below with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue a share of common stock upon exercise of a warrant unless the share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant.

The Company is obligated to file with the SEC as soon as practicable, but in no event later than March 12, 2019, a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants, and to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective by the 60th day after the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Once the warrants become exercisable, the Company may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•	if, and only if, the reported closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Company established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price (for whole shares) after the redemption notice is issued.

If the Company calls the warrants for redemption as described above, it will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the Company will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on its shareholders of issuing the maximum number of shares issuable upon the exercise of the warrants. If the Company takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If the Company takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If the Company calls the warrants for redemption and does not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Company’s common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a share dividend payable in common stock, or by a split-up of common stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a share dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for shares of common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if at any time while the warrants are outstanding and unexpired, the Company pays a dividend or makes a distribution in cash, securities or other assets to the holders of common stock on account of such common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, or (c) to satisfy the redemption rights of the holders of shares of common stock in connection with the business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of the shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the Company’s outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of shares of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants are issued in registered form under a warrant agreement with Continental Stock Transfer & Trust Company, as warrant agent. You should review a copy of the warrant agreement, which is filed as an exhibit to this Current Report on Form 8-K, for a complete description of the terms and conditions applicable to the warrants.

The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants (including the shares of common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until March 21, 2019, subject to certain exceptions, and they will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by the holders on the same basis as the public warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value’’ (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Dividends

The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the business combination. The payment of any cash dividends subsequent to the business combination is within the discretion of the board of directors at such time. Further, if the Company incurs any indebtedness, its ability to declare dividends may be limited by restrictive covenants the Company may agree to in connection therewith.

Transfer Agent and Warrant Agent

The transfer agent for the Company’s common stock and warrant agent for its warrants is Continental Stock Transfer & Trust Company.

Registration Rights

The holders of the founder shares and private placement warrants are entitled to registration rights pursuant to the registration rights agreement entered into in connection with the IPO, requiring the Company to register such securities for resale. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back’’ registration rights with respect to registration statements filed subsequent to the Company’s completion of the business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs in the case of the founder shares, on the earlier of (A) one year after the completion of the business combination or (B) subsequent to the business combination, (i) if the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the business combination or (ii) the date on which the Company complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all shareholders having the right to exchange their ordinary shares for cash, securities or other property, subject to certain exceptions.

In addition, holders of the Company’s common stock who received their shares (i) pursuant to the Transaction Agreements as consideration in connection with the acquisition of the Targets and (ii) pursuant to certain Subscription Agreements entered in connection with the business combination, are entitled to registration rights pursuant to which the Company is obligated to register the resale of such shares.

Certain Anti-Takeover Provisions of Massachusetts Law and the Charter

The Company, as a corporation incorporated under the laws of the Commonwealth of Massachusetts, is subject to the provisions of the Massachusetts General Laws.

Chapter 110F of the Massachusetts General Laws generally provides that, if a person acquires 5% or more of the stock of a Massachusetts corporation without the approval of the board of directors of that corporation, such person may not engage in certain transactions with the corporation for a period of three years following the time that person becomes a 5% shareholder, with certain exceptions. A Massachusetts corporation may elect in its articles of organization or bylaws not be governed by Chapter 110F.

Under the Massachusetts control share acquisitions statute (Chapter 110D of the Massachusetts General Laws), a person who acquires beneficial ownership of shares of stock of a corporation in a threshold amount equal to one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting stock of the corporation, referred to as a control share acquisition, must obtain the approval of a majority of shares entitled to vote generally in the election of directors (excluding (1) any shares owned by any person acquiring or proposing to acquire beneficial ownership of shares in a control share acquisition, (2) any shares owned by any officer of the corporation and (3) any shares owned by any employee of the corporation who is also a director of the corporation) for the purpose of acquiring voting rights for the shares that such person acquires in crossing the foregoing thresholds.

The Massachusetts control share acquisitions statute permits the corporation, to the extent authorized by its articles of organization or bylaws, to redeem all shares acquired by an acquiring person in a control share acquisition for fair value (which is to be determined in accordance with procedures adopted by the corporation) if (1) no control share acquisition statement is delivered by the acquiring person or (2) a control share acquisition statement has been delivered and voting rights were not authorized for such shares by the shareholders in accordance with the applicable provision of the control share acquisitions statute.

If the voting rights for shares acquired in a control share acquisition are authorized by a majority of shareholders, the acquirer has acquired beneficial ownership of a majority or more of all voting power in the election of directors, then each stockholder of record, other than the acquirer, who has not voted in favor of authorizing voting rights for the control may demand payment for his or her stock and an appraisal in accordance with M.G.L. chapter 156D.

The Massachusetts control share acquisition statute permits a Massachusetts corporation to elect not to be governed by the statute’s provisions by including a provision in the corporation’s articles of organization or bylaws pursuant to which the corporation opts out of the statute.

Massachusetts law provides that the board of directors of a public corporation be staggered into three groups having terms of three years. This could make it difficult to replace a majority of the board in any one year. A corporation may elect not to be governed by this provision by a vote of the board of directors, or by two-thirds of each class of stock outstanding at a meeting duly called for the purpose of voting on an exemption.

Chapter 110C of the Massachusetts General Laws (1) subjects an offeror to certain disclosure and filing requirements before such offeror can proceed with a takeover bid, defined to include any acquisition of or offer to acquire stock by which, after acquisition, the offeror would own more than 10% of the issued and outstanding equity securities of a target company and (2) provides that, if a person (together with its associates and affiliates) beneficially owns more than 5% of the stock of a Massachusetts corporation, such person may not make a takeover bid if during the preceding year such person acquired any of the subject stock with the undisclosed intent of gaining control of the corporation. The statute contains certain exceptions to these prohibitions, including if the board of directors approves the takeover bid, recommends it to the corporation’s shareholders and the terms of the takeover are furnished to shareholders. The validity of Chapter 110C has been called into questioned by a 1982 US Supreme Court decision that invalidated a similar law in the state of Illinois.

Indemnification of Directors and Officers

The Charter provides that the Company’s officers and directors will be indemnified by the Company to the fullest extent permitted by the Massachusetts Business Corporation Act (“MBCA”), as it presently exists, or may in the future be amended. In addition, the Charter provides that the Company’s directors will not be personally liable for monetary damages to the Company for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or its stockholders, acted not in good faith or with intentional misconduct, knowingly or intentionally violated the law, or derived an improper personal benefit from their actions as directors. The Company intends to enter into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in the Charter. The Charter also permits the Company to secure insurance on behalf of any officer, director or employee for any liability to the fullest extent permitted by the MBCA. The Company has purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify its officers and directors.

Financial Statements, Supplementary Data and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 2.01 with respect to the issuance of the Company common stock in the Business Combination is incorporated herein by reference.

The Company common stock issued in the Business Combination and issued pursuant to the Transaction Documents was not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Company common stock issued pursuant to Subscription Agreements entered into after the filing of the Form S-4 was not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the GTY Merger, GTY Cayman merged with a wholly owned subsidiary of the Company formed in Delaware, with GTY Cayman surviving the merger as a wholly owned subsidiary of the Company. In connection with the Closing, the Company amended its articles of organization (as so amended, the “Charter”) on February 15, 2019 and adopted bylaws (the “Bylaws”) on February 19, 2019. The material terms of the Company’s Charter and Bylaws and the general effect upon the rights of holders of the Company common stock are described in the proxy statement/prospectus in the section entitled “Comparison of Corporate Governance and Shareholder Rights,” which is incorporated herein by reference.

Copies of the Charter and the Bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.01 Changes in Control of Company.

The information set forth above in the “Introductory Note” and Item 2.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in the sections titled “Directors and Executive Officers,” “Director Independence,” “Committees of the Board of Directors” and “Executive Compensation” in Item 2.01 are incorporated herein by reference.

In addition, the Incentive Plan became effective upon the Closing. The material terms of the Incentive Plan are described in the proxy statement/prospectus in the section entitled “The Incentive Plan Proposal,” which is incorporated herein by reference.

Pursuant to a Subscription Agreement with First Data Corporation (“First Data”), First Data has the right to designate one individual, meeting the criteria of independent director under Nasdaq, to be nominated to serve on the Company’s Board of Directors and who shall be included in the slate of directors recommended by the Board to the stockholders for election, at any meeting for the election of directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, GTY Cayman ceased to be a shell company upon the Closing. The material terms of the Business Combination are described in the section entitled “The Business Combination Proposal” of the proxy statement/prospectus, and are incorporated herein by reference.

Item 8.01. Other Events.

Notification of Successor Issuer under Rule 12g-3

Upon the consummation of the GTY Merger, each outstanding Class A ordinary share of GTY Cayman, par value $0.0001 per share (“Class A Ordinary Shares”) was cancelled and exchanged for one share of Company common stock in accordance with the terms of the GTY Agreement. Each Class B Ordinary Share was converted into one Class A Ordinary Share immediately prior to the consummation of the GTY Merger in accordance with GTY Cayman’s second amended and restated memorandum and articles of association, following which each Class A Ordinary Share issued upon conversion of the Class B Ordinary Shares was then cancelled and exchanged for one share of Company common stock. In addition, GTY Cayman’s outstanding warrants were assumed by the Company and became exercisable for shares of the Company’s common stock on the same terms as were contained in such warrants prior to the GTY Merger. By operation of Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is the successor issuer to GTY Cayman and has succeeded to the attributes of GTY Cayman as the registrant, including GTY Cayman’s Securities and Exchange Commission (“SEC”) file number (001-37931) and CIK Code (0001682325). The Company’s common stock and public warrants are deemed to be registered under Section 12(b) of the Exchange Act, and the Company will hereafter file reports and other information with the SEC using GTY Cayman’s SEC file number (001-37931).

The Company’s common stock and public warrants are listed for trading on The Nasdaq Capital Market under the symbols “GTYH” and “GTYHW,” respectively, and the CUSIP numbers relating to the Company’s common stock and public warrants are 362409 104 and 362409 112, respectively.

Holders of uncertificated shares of GTY Cayman’s Class A Ordinary Shares and Class B Ordinary Shares immediately prior to the GTY Merger have continued as holders of shares of uncertificated common stock of the Company.

Holders of GTY Cayman’s shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that the Company is the successor to GTY Cayman.

Agreements and Arrangements with Certain Institutional Investors

On February 13, 2019, the Company, the Sponsor, William D. Green, Joseph M. Tucci and Harry L. You (Messrs. Green, Tucci and You, collectively, the “Founders”) entered into agreements and arrangements with certain institutional investors pursuant to which a total of 1,500,000 Class A Ordinary Shares were not redeemed in connection with the Business Combination. An aggregate of 500,000 of such shares are subject to a lock-up pursuant to which such shares may not be transferred until the 91st day following Closing without the consent of the Company and the Founders, and the holder of such shares is entitled to put such shares to the Sponsor and the Founders following the lock-up period for a purchase price equal to the price at which the Company redeemed Class A Ordinary Shares in connection with the Business Combination, $10.29 (the “redemption price”), payment of which purchase price is guaranteed by the Company, and to receive from the Company a cash payment, if and to the extent necessary, but not to exceed $250,000, in order to provide such shareholder with at least a 5% return on such shares above the redemption price. With respect to 1,000,000 of such shares, the Company engaged a broker-dealer to facilitate the purchase of such shares by an institutional investor prior to the Closing for $9.90 per share and agreed to pay such broker-dealer an amount in cash equal to the difference between the redemption price and $9.90. In addition, the Sponsor and the Founders entered into agreements prior to the Closing pursuant to which they are obligated to reimburse the holders of 1,942,953 Class A Ordinary Shares that were not redeemed in connection with the Business Combination for losses that may be incurred upon the sale of such shares within a specified period following the Closing, up to an agreed-upon limit, and the Company has agreed to guarantee such reimbursement obligations.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The unaudited condensed financial statements of GTY Cayman for the three and nine months ended September 30, 2018 and 2017, the audited financial statements for the year ended December 31, 2017 and for the period for August 11, 2016 (inception) through December 31, 2016, the related notes and report of independent registered public accounting firm thereto are set forth in the proxy statement/prospectus beginning on page F-3 and are incorporated herein by reference.

The consolidated financial statements of Bonfire and subsidiary as of September 30, 2018 and December 31, 2017 and for the nine months ended September 30, 2018 and 2017 (unaudited) and year ended December 31, 2017, the related notes and report of independent registered public accounting firm thereto are set forth in the proxy statement/prospectus beginning on page F-42 and are incorporated herein by reference.

The consolidated financial statements of CityBase and subsidiary as of September 30, 2018 and December 31, 2017 and for the nine months ended September 30, 2018 and 2017 (unaudited) and year ended December 31, 2017, the related notes and report of independent registered public accounting firm thereto are set forth in the proxy statement/prospectus beginning on page F-66 and are incorporated herein by reference.

The financial statements of eCivis as of September 30, 2018 and December 31, 2017 and for the nine months ended September 30, 2018 and 2017 (unaudited) and year ended December 31, 2017, the related notes and report of independent registered public accounting firm thereto are set forth in the proxy statement/prospectus beginning on page F-97 and are incorporated herein by reference.

The financial statements of Open Counter as of September 30, 2018 and for the nine months ended September 30, 2018 and 2017 (unaudited), the related notes and report of independent registered public accounting firm thereto are set forth in the proxy statement/prospectus beginning on page F-122 and are incorporated herein by reference.

The combined financial statements of Questica as of September 30, 2018 and December 31, 2017 and for the nine months ended September 30, 2018 and 2017 (unaudited) and year ended December 31, 2017, the related notes and report of independent registered public accounting firm thereto are set forth in the proxy statement/prospectus beginning on page F-139 and are incorporated herein by reference.

The financial statements of Sherpa as of September 30, 2018 and for the nine months ended September 30, 2018 and 2017 (unaudited), the related notes and report of independent registered public accounting firm thereto are set forth in the proxy statement/prospectus beginning on page F-160 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

Certain pro forma financial information of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated September 12, 2018, by and among GTY Cayman, GTY Technology Holdings Inc. (Massachusetts) and GTY Technology MergerSub, Inc. (incorporated by reference to Exhibit 2.1 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on September 12, 2018).
2.2	Arrangement Agreement, dated September 12, 2018, by and among Bonfire Interactive Ltd., GTY Cayman, 1176370 B.C. Unlimited Liability Company, 1176363 B.C. Ltd. and the Bonfire Holders’ Representative named therein (incorporated by reference to Exhibit 2.2 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on September 12, 2018), as amended by Amendment No. 1 thereto, dated as of October 31, 2018 (incorporated by reference to Exhibit 2.1 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on November 5, 2018) and Amendment No. 2 thereto, dated December 28, 2018 (incorporated by reference to Exhibit 2.1 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on January 4, 2019).
2.3	Agreement and Plan of Merger, dated September 12, 2018, by and among CityBase, Inc., GTY Cayman, GTY Technology Holdings Inc. (Massachusetts), GTY CB Merger Sub, Inc. and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.3 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on September 12, 2018), as amended by Amendment No. 1 thereto, dated October 31, 2018 (incorporated by reference to GTY Cayman’s Current Report on Form 8-K filed with the SEC on November 5, 2018), Amendment No. 2 thereto, dated December 28, 2018 (incorporated by reference to Exhibit 2.2 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on January 4, 2019) and Amendment No. 3 thereto, dated February 12, 2019 (incorporated by reference to Exhibit 2.1 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on February 14, 2019).
2.4	Amended and Restated Agreement and Plan of Merger, dated December 28, 2018, by and among eCivis Inc., GTY Cayman, GTY EC Merger Sub, Inc. and the eCivis Holders’ Representative named therein. (incorporated by reference to Exhibit 2.3 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on January 4, 2019), as amended by Amendment No. 1 thereto, dated January 8, 2018 (incorporated by reference to Exhibit 2.1 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on January 14, 2019).
2.5	Amended and Restated Agreement and Plan of Merger, dated December 28, 2018, by and among Open Counter Enterprises Inc., GTY Cayman, OC Merger Sub, Inc. and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.4 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on January 4, 2019).
2.6	Share Purchase Agreement, dated September 12, 2018, by and among Questica Inc., Questica USCDN Inc., GTY Cayman, Fernbrook Homes (Hi-Tech) Limited, 1176368 B.C. Ltd. and each of the Questica Holders named therein (incorporated by reference to Exhibit 2.6 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on September 12, 2018) as amended by Amendment No. 1 thereto, dated October 31, 2018 (incorporated by reference to the Exhibit 2.5 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on November 5, 2018) and Amendment No. 2 thereto, dated December 28, 2018 (incorporated by reference to Exhibit 2.5 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on January 4, 2019).
2.7	Unit Purchase Agreement, dated September 12, 2018, by and among Sherpa Government Solutions LLC, GTY Cayman, the Sherpa Holders named therein and the Sherpa Holders’ Representative named therein (incorporated by reference to Exhibit 2.7 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on September 12, 2018) as amended by Amendment No. 1 thereto, dated October 31, 2018 (incorporated by reference to the Exhibit 2.6 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on November 5, 2018) and Amendment No. 2 thereto, dated December 28, 2018 (incorporated by reference to Exhibit 2.6 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on January 4, 2019).
2.8	Form of eCivis Shareholder Agreements (incorporated by reference to Exhibit 2.2 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on February 14, 2019).
2.9	Form of Open Counter Shareholder Agreements (incorporated by reference to Exhibit 2.3 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on February 14, 2019).
2.10	Questica Shareholder Agreement, dated February 12, 2019, by and among GTY Cayman, GTY Technology Holdings Inc. (f/k/a GTY Govtech, Inc.), Shockt Inc. and 1176368 B.C. Ltd. (incorporated by reference to Exhibit 2.4 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on February 14, 2019).
2.11	Sherpa Shareholder Agreement, dated February 12, 2019, by and among GTY Cayman, GTY Technology Holdings Inc. (f/k/a GTY Govtech, Inc.) and David Farrell (incorporated by reference to Exhibit 2.5 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on February 14, 2019).
2.12	Amendment No. 1, dated February 19, 2019, to the Amended and Restated Agreement and Plan of Merger, dated December 28, 2018, by and among Open Counter Enterprises Inc., GTY Cayman, OC Merger Sub, Inc. and Shareholder Representative Services LLC

3.1	Articles of Organization of GTY Technology Holdings Inc. (f/k/a GTY Govtech, Inc.)
3.2	Restated Articles of Organization of GTY Technology Holdings Inc. (f/k/a GTY Govtech, Inc.)
3.3	Bylaws of GTY Technology Holdings Inc. (f/k/a GTY Govtech, Inc.) (incorporated by reference to Annex J to the Company’s Registration Statement on Form S-4 (File No. 333-229189), filed with the SEC on January 11, 2019).
4.1	Specimen Stock Certificate of GTY Technology Holdings Inc. (f/k/a GTY Govtech, Inc.) (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-4 (File No. 333-229189), filed with the SEC on January 11, 2019).
4.2	Specimen Warrant Certificate (incorporated by reference to the Exhibit 4.3 to GTY Cayman’s Registration Statement on Form S-1 (File No. 333-213809), filed with the SEC on September 26, 2016).
4.3	Warrant Agreement between GTY Cayman and Continental Stock Transfer & Trust Company, dated as of October 26, 2016 (incorporated by reference to Exhibit 4.4 to GTY Cayman’s Current Report on Form 8-K, filed with the SEC on November 1, 2016).
4.4	Assignment and Assumption Agreement, dated February 19, 2019, by and between GTY Cayman, GTY Technology Holdings Inc. (f/k/a GTY Govtech, Inc.) and Continental Stock Transfer and Trust Company.
10.1	Form of Letter Agreement, by and between GTY Cayman and certain investors of City Base (incorporated by reference to Exhibit 10.1 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on October 16, 2018).
10.2	Form of Subscription Agreement, by and between GTY Cayman and certain institutional and accredited investors (incorporated by reference to Exhibit 10.1 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on January 14, 2019).
10.3	Subscription Agreement, dated February 13, 2019, by and among GTY Cayman and Michael Duffy (incorporated by reference to Exhibit 10.1 to GTY Cayman’s Current Report on Form 8-K filed with the SEC on February 14, 2019).
10.4	Letter Agreement among GTY Cayman, its officers and directors and GTY Investors, LLC, dated as of October 26, 2016 (incorporated by reference to Exhibit 10.1 to GTY Cayman’s Current Report on Form 8-K, filed with the SEC on November 1, 2016).
10.5	Registration Rights Agreement among GTY Cayman, GTY Investors, LLC and the Holders signatory thereto, dated as of October 26, 2016 (incorporated by reference to Exhibit 10.3 to GTY Cayman’s Current Report on Form 8-K, filed with the SEC on November 1, 2016).
10.6	GTY Technology Holdings Inc. 2019 Omnibus Incentive Plan (incorporated by reference to Annex K to the Company’s Registration Statement on Form S-4 (File No. 333-229189), filed with the SEC on January 11, 2019).
10.7	Form of Restricted Stock Unit Award Agreement for GTY Technology Holdings Inc. 2019 Omnibus Incentive Plan
10.8	Indemnity Agreement, dated October 26, 2016, by and between GTY Cayman and William D. Green (incorporated by reference to Exhibit 10.6 to GTY Cayman’s Current Report on Form 8-K, filed with the SEC on November 1, 2016).
10.9	Indemnity Agreement, dated October 26, 2016, by and between GTY Cayman and Joseph M. Tucci (incorporated by reference to Exhibit 10.7 to GTY Cayman’s Current Report on Form 8-K, filed with the SEC on November 1, 2016).
10.10	Indemnity Agreement, dated October 26, 2016, by and between GTY Cayman and Harry L. You (incorporated by reference to Exhibit 10.8 to GTY Cayman’s Current Report on Form 8-K, filed with the SEC on November 1, 2016).
10.11	Indemnity Agreement, dated October 26, 2016, between GTY Cayman and Randolph Cowen (incorporated by reference to Exhibit 10.9 to GTY Cayman’s Current Report on Form 8-K, filed with the SEC on November 1, 2016).
10.12	Indemnity Agreement, dated October 26, 2016, between GTY Cayman and Paul T. Dacier (incorporated by reference to Exhibit 10.10 to GTY Cayman’s Current Report on Form 8-K, filed with the SEC on November 1, 2016).
10.13	Indemnity Agreement, dated October 26, 2016, between GTY Cayman and Stephen Rohleder (incorporated by reference to Exhibit 10.11 to GTY Cayman’s Current Report on Form 8-K, filed with the SEC on November 1, 2016).
10.14	Indemnity Agreement, dated October 26, 2016, between GTY Cayman and Charles Wert (incorporated by reference to Exhibit 10.12 to GTY Cayman’s Current Report on Form 8-K, filed with the SEC on November 1, 2016).
21.1	Subsidiaries of Registrant
99.1	Unaudited Pro Forma Combined Financial Information of GTY Technology Holdings Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTY TECHNOLOGY HOLDINGS INC.

	By:	/s/ Harry L. You
Name: Harry L. You
Title: Chief Financial Officer

Dated: February 25, 2019